FORM 8-K/A
(Amendment No. 1)


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 20, 1998



MIMBRES VALLEY FARMERS ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)


     New Mexico                    0-13963
85-0054230
(State or other jurisdiction of               (Commission          (I.R.S.
Employer
incorporation or organization)          File Number)          Identification
No.)


811 South Platinum, Deming, New Mexico
88030
(Address of principal executive offices)                         (Zip
Code)


Registrant's telephone number, including area code: (505) 546-2769
      INFORMATION TO BE INCLUDED IN THE REPORT

THE INFORMATION CONTAINED IN THIS FORM 8-K/A AMENDS, MODIFIES AND
SUPERSEDES
IN ITS ENTIRETY THE INFORMATION CONTAINED IN THE COMPANY'S FORM 8-K
DATED
APRIL 17, 1998.

Item 4.     Changes in Registrant's Certifying Accountant.

          On March 20, 1998, Mimbres Valley Farmers Association, Inc. (the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as the principal accountant to audit the Company's financial statements.

          The reports of Arthur Andersen on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

          The decision to dismiss Arthur Andersen was based on cost considerations and the convenience of working with a firm closer to the Deming, NM area. The Company's Board of Directors approved the decision.

          During the two most recent fiscal years and the subsequent interim period preceding March 20, 1998, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its report.

          There were no fourth quarter audit adjustments made to the 1996 financial statements by the auditors that wold have a material effect on prior quarters in 1996.

          In June 1996, the Company made a dual appointment of William D. Kennon, CPA and Arthur Andersen LLP as independent accountants of the Company. A management letter was issued September 27, 1996, to the Company's Board of Directors containing a reportable condition as a result of their audit of the Company's financial statements at and for the fiscal year ended June 30, 1996. The reportable condition was that the Company did not have qualified and competent executive level accounting/financial management personnel, including a principal accounting/financial officer.

          The management letter stated the following:

          This has led to significant inadequacies in the following areas, among others:

1.Preparation and review of timely and accurate financial information (historical and budgeted)

2.Establishment, maintenance and enforcement of internal controls, including policies and procedures.

3.Use of computerized systems to process and report accounting and financial data.
4.Compliance with Securities and Exchange Commission requirements.

This material weakness, together with its numerous resultant problems, inaccuracies, errors and control risks has been discussed previously in detail with the Board of Directors, Audit Committee and management of the Company.

          The reportable condition was rectified in the following manner

          In October 1996, in response to Arthur Andersen's management letter comment, the Board of Directors hired as the Company's Chief Financial Officer a CPA with twelve years experience in public, governmental, and private industry accounting and a Masters degree in business. The Company's policies, procedures, and internal controls were reviewed. Policies and procedures were implemented to establish, maintain and enforce internal controls. The Company has reorganized its accounting department and its management information system to provide timely and accurate information.

          The Company has engaged competent experienced legal and accounting professionals to insure compliance with Securities and Exchange Commission reporting and disclosure requirements.

          The Company has provided Arthur Andersen with a copy of this disclosure and requested that Arthur Andersen furnish the Company with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with this disclosure. A copy of the letter from Arthur Andersen to the Commission is filed as Exhibit 16.1 to this Report.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(C)Exhibits

                                           See the Index to Exhibits which is
incorporated herein by reference.


SIGNATURES

          Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     May 15, 1998
                         MIMBRES VALLEY FARMERS ASSOCIATION, INC.


                         By: /s/ Garry S. Carter
                              Garry S. Carter
                              General Manger, Chief Executive Officer, and
                              Secretary
                              (Duly Authorized Representative)
       INDEX TO EXHIBITS


Exhibit No.     Description of Exhibits

16.1*          Letter dated May    , 1998 from Arthur Andersen, LLP
          to Securities and Exchange Commission.

* Filed Herewith